As filed with the Securities and Exchange Commission on August 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OTONOMY, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-2590070
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6275 Nancy Ridge Drive, Suite 100

San Diego, California 92121

(858) 242-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Weber, Ph.D.

President and Chief Executive Officer

Otonomy, Inc.

6275 Nancy Ridge Drive, Suite 100

San Diego, California 92121

(858) 242-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A. Clark Tony Jeffries Daniel R. Koeppen Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Paul E. Cayer Chief Financial and Business Officer Otonomy, Inc. 6275 Nancy Ridge Drive, Suite 100 San Diego, California 92121 (858) 242-5200	Charles S. Kim Andrew S. Williamson David G. Peinsipp Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-197365

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	1,054,167	$16.00	$16,866,672	$2,173

(1)	Represents only the additional number of shares being registered and includes an additional 137,500 shares issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that registrant previously registered on Registration Statement on Form S-1 (File No. 333-197365), as amended (the “Registration Statement”).
(2)	The registrant previously registered securities with an aggregate offering price not to exceed $98,133,328 on the Registration Statement, which was declared effective by the Securities and Exchange Commission on August 12, 2014. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $16,866,672 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
(3)	Calculated pursuant to Rule 457(a) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Otonomy, Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-197365), which we originally filed on July 11, 2014, or the Registration Statement, and which the SEC declared effective on August 12, 2014.

We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.001 per share, offered by us by 1,054,167 shares, 137,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 12, 2014.

OTONOMY, INC.

By:	/s/ David A. Weber
David A. Weber, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2014
David A. Weber, Ph.D.

/s/ Paul E. Cayer	Chief Financial and Business Officer, and Secretary (Principal Financial and Accounting Officer)	August 12, 2014
Paul E. Cayer

*	Chairman of the Board of Directors	August 12, 2014
Peter Bisgaard

*	Director	August 12, 2014
Vickie Capps

*	Director	August 12, 2014
Brain Dovey

*	Director	August 12, 2014
Chau Q. Khuong

*	Director	August 12, 2014
Jay Lichter, Ph.D.

*	Director	August 12, 2014
John McKearn, Ph.D.

*	Director	August 12, 2014
Heather Preston, M.D.

*By:	/s/ David A. Weber
David A. Weber, Ph.D. Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 of the Form S-1 Registration Statement (Registration No. 333-197365)).